Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Endeavor Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Class A common stock, $0.00001 par value per share(1)	457(c)	2,305,794	$20.585(2)	$47,464,769	$110.20 per $1,000,000	$5,231

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$47,464,769		$5,231

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$5,231

(1)	Consisting of the shares of Class A common stock sold by the selling stockholders.
(2)

Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on November 4, 2022.